CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm in the Registration Statement on Form N-14 of the Rising Dividend Growth Fund, a series of shares of Dividend Growth Trust. We also consent to the incorporation by reference, into such N-14 Registration Statement of our report, dated November 28, 2011, with respect to the financial statements and financial highlights of the Rising Dividend Growth Fund, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2011.
BBD, LLP
Philadelphia, Pennsylvania
January 12, 2012